UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2012

ACACIA RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-26068	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Newport Center Drive, Newport Beach, California		92660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:(949) 480-8300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2012, the Board of Directors of Acacia Research Corporation (the “Company”) appointed Matthew Vella, age 41, as President of the Company, effective September 5, 2012. Mr. Vella will replace Paul R. Ryan as President of the Company. Mr. Ryan will continue to serve as the Chief Executive Officer of the Company.

Mr. Vella joined the Company in November 2006 as Vice President of Acacia Research Group, LLC (“ARG”), a subsidiary of the Company. Mr. Vella was appointed Senior Vice President in October 2007 and Executive Vice President in October 2011. Prior to joining the Company, Mr. Vella served as Senior Intellectual Property Counsel for ATI Research, Inc. from May 2005 to November 2006. Prior to joining ATI Research, Mr. Vella served in a number of licensing positions with Nortel Networks, Inc. from January 1999 to May 2005, including Lead Patent License Counsel. Mr. Vella holds a B.S. degree in Electrical Engineering from Carleton University and a J.D. degree from the University of Toronto Law School.

There are no arrangements or understandings between Mr. Vella and any other person(s) pursuant to which Mr. Vella was selected as President, and there is no family relationship between Mr. Vella and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Mr. Vella entered into an employment agreement with ARG in November 2006 pursuant to which he has received aggregate compensation since the beginning of the Company’s last fiscal year of $7,924,389, consisting of (a) for the 2011 fiscal year, $332,500 of base salary, $703,578 of bonus compensation and $2,811,300 of restricted stock awards, and (b) for the 2012 fiscal year to date, $290,577 of base salary, $749,634 of bonus compensation and $3,036,800 of restricted stock awards. (The value of the restricted stock awards represents the aggregate grant date fair value as determined pursuant to ASC Topic 718. The method used by the Company to calculate the aggregate grant date fair value of restricted stock awards is set forth in the notes to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011.) Except for the foregoing employment agreement and the compensation resulting therefrom, there are no transactions between the Company and Mr. Vella that are reportable pursuant to Item 404(a) of Regulation S-K. The Company did not enter into or materially amend any material plan, contract or arrangement with Mr. Vella in connection with his appointment as the Company’s President.

Item 7.01 Regulation FD Disclosure.

On September 5, 2012, the Company issued a press release announcing the appointment of Mr. Vella as the Company’s President. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B. 2 of Form 8-K, the information in this Item 7.01, and Exhibit 99.1 hereto, are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Acacia Research Corporation on September 5, 2012 announcing the appointment of Matthew Vella as President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 6, 2012	ACACIA RESEARCH CORPORATION

	By:	/s/ Clayton J. Haynes
Clayton J. Haynes
Chief Financial Officer

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